Exhibit 16.1

June 15, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Allis-Chalmers Energy Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Allis-Chalmers Energy Inc. dated June 15, 2006. We are in agreement with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs LLP